Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) is the type that Sesen Bio, Inc. treats as private or confidential. Information that has been omitted is denoted as “[**]”. Asset Purchase Agreement This Agreement is entered into by and between F. Hoffmann-La Roche Ltd with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland ("Roche Basel") and Hoffmann-La Roche Inc. with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. ("Roche Little Falls"; Roche Basel and Roche Little Falls together referred to as "Roche") on the one hand and Sesen Bio, Inc. with an office and place of business at 245 First Street, Suite 1800, Cambridge, MA, U.S.A. ("Sesen") on the other hand each of the above referred to as “a Party” or collectively “the Parties”. WHEREAS, Roche and Eleven Biotherapeutics, Inc. (“Eleven”), now Sesen, entered into a license agreement effective as of June 10, 2016, as amended (“License

- 2 - Agreement”), under which Eleven, now Sesen, granted Roche certain rights and licenses to patent rights and know-how; WHEREAS, the Parties wish now to terminate the License Agreement; WHEREAS, Sesen will sell to Roche and Roche will purchase from Sesen the Asset (as defined in this Agreement) in consideration for the purchase price (as defined below) set forth herein; NOW, THEREFORE, the Parties hereby agree as follows:

- 3 - Asset Purchase Agreement 1. Definitions ............................................................................................................ 5 1.1. Affiliate .............................................................................................................. 5 1.2. Agreement ........................................................................................................ 5 1.3. Applicable Law ................................................................................................. 5 1.4. Asset ................................................................................................................. 5 1.5. Calendar Year .................................................................................................. 5 1.6. Commercially Reasonable Efforts .................................................................... 5 1.7. Compounds ...................................................................................................... 6 1.8. Confidential Information .................................................................................... 6 1.9. Control .............................................................................................................. 6 1.10. Cover ........................................................................................................... 6 1.11. Development Event ..................................................................................... 7 1.12. [**] ................................................................................................................ 7 1.13. Effective Date .............................................................................................. 7 1.14. FDA ............................................................................................................. 7 1.15. FDCA ........................................................................................................... 7 1.16. ICD-11 ......................................................................................................... 7 1.17. Initiation ....................................................................................................... 7 1.18. Know-How ................................................................................................... 7 1.19. License Agreement ...................................................................................... 7 1.20. Lien .............................................................................................................. 7 1.21. Material Adverse Change ............................................................................ 8 1.22. Party ............................................................................................................ 8 1.23. Patent Rights ............................................................................................... 8 1.24. Phase III Study ............................................................................................ 8 1.25. Product ........................................................................................................ 8 1.26. Sesen Know-How ........................................................................................ 8 1.27. Sesen Patent Rights .................................................................................... 8 1.28. Summary Report ......................................................................................... 8 1.29. Third Party ................................................................................................... 9 1.30. Transaction .................................................................................................. 9 1.31. Valid Claim .................................................................................................. 9 2. Sale and Purchase ............................................................................................... 9 3. Effective Date, Closing Date and Closing ............................................................ 9 3.1. Effective Date ................................................................................................... 9 3.2. Closing Date ..................................................................................................... 9 3.3. At Closing ......................................................................................................... 9 4. Conditions to Closing Date ................................................................................. 10 4.1. Conditions Precedent ..................................................................................... 10 4.2. No Refusal or Delay ....................................................................................... 10 4.3. No Action or Decision ..................................................................................... 10 5. Post Effective Date Obligations .......................................................................... 10 5.1. Transfer of the Asset ...................................................................................... 10 5.2. Disclosure of Know-How and Information ...................................................... 11 5.3. Governmental Approvals/Filing with Governmental Authorities ..................... 11 5.4. Deletion and Destruction of Sesen Know-How ............................................... 12 6. Purchase Price ................................................................................................... 12 7. Accounting ......................................................................................................... 12 7.1. Invoice ............................................................................................................ 12 7.2. Payment of Purchase Price ............................................................................ 12

- 4 - 7.3. Method of Payment ........................................................................................ 12 7.4. Withholding Taxes .......................................................................................... 12 8. Guarantees of Sesen (selbständige Garantieversprechen) ............................... 13 8.1. Incorporation of Sesen ................................................................................... 13 8.2. Asset ............................................................................................................... 13 8.3. Intellectual Property Rights and Know-How ................................................... 13 8.4. No Patent Applications relating to or Covering the Compounds and Products 14 8.5. Litigation ......................................................................................................... 14 8.6. Full Disclosure ................................................................................................ 14 8.7. No Claims ....................................................................................................... 14 8.8. No Government Restrictions .......................................................................... 14 9. Indemnification by Sesen ................................................................................... 14 9.1. Indemnification by Sesen ............................................................................... 14 9.2. De Minimis Amount ........................................................................................ 15 9.3. Exclusion of Liability ....................................................................................... 15 9.4. Forfeiture of Claims ........................................................................................ 15 9.5. Overall Scope of Sesen’s Liability pursuant to this Agreement ...................... 16 9.6. Sole Remedy .................................................................................................. 16 10. Guarantees of Roche ..................................................................................... 16 10.1. Representation .......................................................................................... 16 10.2. Indemnification .......................................................................................... 17 11. Roche Obligations .......................................................................................... 17 11.1. Development Event Payment .................................................................... 17 11.2. Diligence .................................................................................................... 17 11.3. Sesen´s Right to Information ..................................................................... 17 12. Other Covenants ............................................................................................ 18 12.1. Assignment of Sesen Patent Rights .......................................................... 18 13. Miscellaneous ................................................................................................. 18 13.1. Confidentiality ............................................................................................ 18 13.2. Governing Law .......................................................................................... 19 13.3. Disputes ..................................................................................................... 19 13.4. Arbitration .................................................................................................. 19 13.5. Assignment ................................................................................................ 20 13.6. Independent Contractor ............................................................................. 20 13.7. Expenses and Fees ................................................................................... 20 13.8. Unenforceable Provisions and Severability ............................................... 21 13.9. Waiver ....................................................................................................... 21 13.10. Appendices ................................................................................................ 21 13.11. Amendments ............................................................................................. 21 13.12. Notice ........................................................................................................ 21 13.13. Counterparts; Electronic Signatures .......................................................... 22

- 5 - 1. Definitions As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings: 1.1. Affiliate The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party or specified entity in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) or its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to Sesen of its desire to include Chugai or its respective subsidiaries (as applicable) as Affiliate(s) of Roche. 1.2. Agreement The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement. 1.3. Applicable Law The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any regulatory authority) and is in force as of the Effective Date, to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement. 1.4. Asset The term “Asset” shall mean the Sesen Patent Rights and the Sesen Know-How. 1.5. Calendar Year The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Closing Date and end on December 31. 1.6. Commercially Reasonable Efforts The term “Commercially Reasonable Efforts” shall mean [**]

- 6 - 1.7. Compounds The term “Compounds” shall mean any IL-6 antagonist anti-IL-6 monoclonal antibody, either whole or an active fragment thereof, that is Covered by or claimed in a Sesen Patent Right, including the monoclonal antibodies designated as (i) EBI-031 (“EBI-031”), (ii) [**], (iii) [**], and (iv) [**]. The sequences of the EBI-031, [**], [**] and [**] are set forth in Appendix 2. 1.8. Confidential Information The term “Confidential Information” shall mean any and all information, data or know- how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or any of its Affiliates (each, a “Disclosing Party”) to the other Party or any of its Affiliates (each a “Receiving Party”), including, after the Effective Date. Confidential Information shall not include any information, data or know-how that: (i) was generally available to the public at the time of disclosure by the Disclosing Party to the Receiving Party, or becomes available to the public after disclosure by the Disclosing Party to the Receiving Party other than through fault (whether by action or inaction) of the Receiving Party or any of its Affiliates under circumstances permitting its use or disclosure, (ii) can be evidenced by written records to have been already known to the Receiving Party or any of its Affiliates prior to its receipt from the Disclosing Party, (iii) is obtained by the Receiving Party or any of its Affiliates at any time lawfully from a Third Party under circumstances permitting its use or disclosure, (iv) is developed independently by the Receiving Party or any of its Affiliates as evidenced by written records other than through knowledge of or reference to the Disclosing Party’s Confidential Information, or (v) is approved in writing by the Disclosing Party for release by the Receiving Party. The terms of this Agreement shall be considered Confidential Information of the Parties, with each Party being considered the Disclosing Party and the Receiving Party with respect thereto. 1.9. Control The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) with respect to Patent Rights or Know-How, the possession by a Party (or another specified entity) of the ability to grant a license or sublicense of such Patent Rights or Know-How without violating the terms of any agreement or arrangement between such Party (or such other specified entity) and any other party. 1.10. Cover The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making,

- 7 - using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would infringe a Valid Claim in the absence of a license under or ownership in the Patent Rights to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis; for clarity, Valid Claims that apply to a given country may be national for such country or may be regional or international where and to the extent applicable to such country. 1.11. Development Event The term “Development Event” shall mean the Initiation of the first Phase III Study in [**] with EBI-031. 1.12. [**] The term “[**]” shall mean [**]). 1.13. Effective Date The term “Effective Date” shall mean 15 July 2022. 1.14. FDA The term “FDA” shall mean the Food and Drug Administration of the US. 1.15. FDCA The term “FDCA” shall mean the United States Federal Food, Drug and Cosmetics Act. 1.16. ICD-11 “The term “ICD-11” shall mean the Eleventh Revision of the International Statistical Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification. 1.17. Initiation The term “Initiation” or “Initiate” shall mean the date that a human is first dosed with the Products. 1.18. Know-How The term “Know-How” shall mean data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or reasonably useful for the research, manufacture, development or commercialization of Compounds and Products. 1.19. License Agreement The term "License Agreement" shall mean the license agreement entered into between Roche and Eleven Biotherapeutics, Inc., now Sesen, effective as of June 10, 2016, as amended. 1.20. Lien The term “Lien” shall mean (i) any lien, charge, encumbrance, security interest, right to use, license, including but not limited to, interests arising from options, pledges, mortgages, indentures, security agreements, rights of first refusal or rights of pre-

- 8 - emption, irrespective of whether such Lien arises under any agreement, covenant, other instrument, the mere operation of statutory or other laws or by means of a judgment, order or decree of any court, judicial or administrative authority, and (ii) any approval or consent required from a third party to the exercise or full vesting of a right or title. 1.21. Material Adverse Change The term “Material Adverse Change” shall mean any effect or change that would be materially adverse to the Asset taken as a whole, provided that the Parties could not reasonably be expected to have taken into account such change at the Effective Date. 1.22. Party The term “Party” shall mean Sesen or Roche, as the case may be, and “Parties” shall mean Sesen and Roche collectively. 1.23. Patent Rights The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in- part of any of the foregoing. 1.24. Phase III Study The term “Phase III Study” shall mean a human clinical trial that is prospectively designed to, if successful, demonstrate statistically whether a product is safe and effective for use in humans in a manner which, if such trial is successful, would be sufficient, alone or with other clinical studies, to seek to obtain regulatory approval to market such product in patients having the disease or condition being studied, as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof. 1.25. Product The term “Product” shall mean any product containing a Compound as a pharmaceutically active agent, regardless of their finished forms, delivery methods, formulations or dosages. 1.26. Sesen Know-How The term “Sesen Know-How” shall mean all Know-How owned or Controlled by Sesen prior to and as of the Effective Date related to (i) the Compounds and (ii) the Products. 1.27. Sesen Patent Rights The term “Sesen Patent Rights” shall mean all Patent Rights owned or Controlled by Sesen prior to and as of the Effective Date related to (i) the Compounds and (ii) the Products, as listed in Appendix 1. 1.28. Summary Report The term “Summary Report” shall mean a high level bullet point summary covering the following development activities: pre-clinical development; clinical development, regulatory filings, regulatory approvals.

- 9 - 1.29. Third Party The term “Third Party” shall mean a person or entity other than (i) Sesen or any of its Affiliates or (ii) Roche or any of its Affiliates. 1.30. Transaction The term “Transaction” shall mean the sale and the purchase of the Asset contemplated by this Agreement and as described in Article 2. 1.31. Valid Claim The term “Valid Claim” shall mean (i) a claim in any unexpired and issued Patent Rights that has not been disclaimed, revoked or held invalid by a final nonappealable decision of a court of competent jurisdiction or government agency or (ii) a pending patent application in any country of the territory that is on file with the applicable patent office and has shown evidence of reasonably consistent activity to advance to issuance of a patent. 2. Sale and Purchase In consideration for the Purchase Price, Sesen hereby agrees to sell the Asset to Roche and Roche agrees to purchase the Asset from Sesen, with economic effect as of the Closing. Roche owns and Controls all Patent Rights and Know-How relating to the Compounds and the Products other than the Asset (“Roche Asset”). The Roche Asset is not subject to the Transaction. For clarity, Roche owns the Compounds and Products. 3. Effective Date, Closing Date and Closing 3.1. Effective Date “Effective Date" shall have the meaning as defined in Section 1.13. 3.2. Closing Date "Closing Date" shall be on the Effective Date. On the Closing Date, the Parties shall meet to confirm the satisfaction of the Conditions Precedent and to take, if any, all actions necessary to finalize the Transaction (herein "Closing"). 3.3. At Closing Sesen and Roche hereby agree that at Closing: a) The License Agreement is terminated in its entirety with immediate effect and no terms of the License Agreement shall survive the termination of the License Agreement.

- 10 - b) As between the Parties legal and economic title to the Asset and the associated risks and benefits shall transfer to Roche and Sesen shall assign to Roche all Sesen´s ownership rights to the Asset. c) The transfer of possession of the physical assets sold to Roche according to Article 2 shall take place by grant of direct possession of the physical assets sold passing to Roche on the Closing Date. This shall be accomplished by Roche on the Closing Date taking possession of the Asset. d) To the extent that as of the Closing Date the physical assets are in the possession of Third Parties, Sesen hereby assigns effective as of the Closing Date its claims for surrender with respect to such physical assets against these Third Parties to Roche. f) Roche shall deliver or cause to be delivered to Sesen the Purchase Price as paid in accordance with Articles 6 and 7. g) The Sesen Patent Rights, Sesen Know-How, Compounds and Products are the sole, unencumbered and unburdened property of Roche. 4. Conditions to Closing Date 4.1. Conditions Precedent The obligation of Roche to consummate the Transaction pursuant to this Agreement is subject to the satisfaction of the following conditions Precedent (the "Conditions Precedent") which may, all or in part, be waived by Roche in its sole discretion: (i) All of the guaranties of Sesen set forth in Article 8 are true and correct as of the Effective Date and the Closing Date in all material respects; (ii) No Material Adverse Change to the Assets has occurred; and (iii) Roche has received an invoice for the Purchase Price from Sesen in accordance with Article 6 at least five (5) business days prior to Closing Date. 4.2. No Refusal or Delay No Party shall be entitled to refuse or delay the consummation of any of the Transaction for any reason other than the non-satisfaction of any Conditions Precedent as set forth in Section 4.1. 4.3. No Action or Decision No action shall be pending and no order, injunction or decree of any competent court, administrative body or arbitration tribunal shall exist which seeks to prohibit the consummation of the transactions contemplated hereunder. 5. Post Effective Date Obligations 5.1. Transfer of the Asset For a period of one hundred twenty (120) days after the Effective Date and upon Roche's reasonable request, Sesen shall promptly give Roche complete access to all data (including but not limited to, the raw data and a data inventory), material and

- 11 - information relating to the Asset to the extent that such data was not already transferred. In particular, to the extent that following the Effective Date, any portion of the Asset is yet to be transferred to Roche, Sesen is obliged to maintain all documents, material and data related to the Asset in the ordinary course of business. 5.2. Disclosure of Know-How and Information For a period of one hundred twenty (120) days after the Effective Date and upon Roche's reasonable request, Sesen shall transfer to Roche, to the extent not already transferred, all Sesen Know-How and information related to the Asset, including the approximately 2,000 documents remaining in Sesen’s possession discussed by the Parties (the “Sesen Remaining Know-How”). Such Sesen Know-How and information will be transferred electronically via Box, as requested by Roche. For a period of one hundred twenty (120) days after the Effective Date, upon Roche's reasonable request and to the extent not already transferred, Roche shall receive the originals of all documents relating to the Asset. However, Sesen shall be entitled to retain such originals to the extent that Sesen is obliged by law to do so. In this case Sesen shall provide to Roche complete copies of the relevant documents and information. Sesen shall have the right to keep copies of all documents provided to Roche for the sole purpose of verifying its obligations under this Agreement. Promptly after its availability, Sesen shall, free of charge, transfer all further Sesen Know-How related to the Asset to Roche that come to Sesen's attention after the Effective Date and after Closing. 5.3. Governmental Approvals/Filing with Governmental Authorities The Parties shall undertake their respective reasonable efforts to make all filings and submissions required pursuant to this Section 5.3. No Party shall make any filings or submissions without the prior consent of the other Party (such consent not to be unreasonably withheld or delayed). Each of the Parties will use its respective reasonable efforts to obtain, and to cooperate with the other in obtaining, all authorisations, consents, orders and approvals of any governmental agencies, that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement prior to or after Closing, and to take all reasonable actions to avoid the entry of any order or decree by any governmental agency prohibiting the consummation of the transactions contemplated hereby. All approvals of, or filings with, governmental authorities of the territory necessary for the consummation of the Transaction hereunder (if any) shall have been obtained, or made, or any waiting period under such applicable laws and regulations of the territory requiring the Parties to suspend the completion of the Transaction contemplated herein shall have expired or been terminated by the competent authorities, except for the 8(k) filing by Sesen with the Securities and Exchange Commission (SEC).

- 12 - 5.4. Deletion and Destruction of Sesen Know-How Sesen shall upon request of Roche delete or destroy all copies of Sesen Know-How and provide confirmation to Roche of such deletion or destruction. 6. Purchase Price Roche shall pay to Sesen forty million US Dollars (US$ 40’000’000) at Closing Date provided that the Conditions Precedent have been met and upon receipt of an invoice. 7. Accounting 7.1. Invoice The invoice shall be in writing and sent by Sesen to Roche at the following address or such other address as Roche may later provide: F. Hoffmann-La Roche Ltd Kreditorenbuchhaltung Grenzacherstrasse 124 4070 Basel Switzerland Attn: [**] or a delegate, as instructed by Roche 7.2. Payment of Purchase Price The Purchase Price shall be paid in full at Closing in cash in immediately available funds of USD (US Dollars) by bank wire transfer to Sesen’s bank account. 7.3. Method of Payment All payments shall be paid by Roche in US Dollars. 7.4. Withholding Taxes Sesen shall pay all income taxes levied on account of any payments accruing or made to Sesen under this Agreement. Roche shall pay all sales taxes payable with respect to payments accruing or made to Sesen under this Agreement. If Applicable Law of any country requires withholding of taxes of any type (including levies or other charges) with respect to any amount payable under this Agreement by Roche to Sesen, then Roche shall promptly pay such tax, levy or charge for and on behalf of Sesen to the proper governmental authority, and shall promptly furnish Sesen with receipt of payment, in which case Roche shall be entitled to deduct the amount of any such tax, levy or charge actually paid from any payment due to Sesen. Roche shall give Sesen reasonable advance written notice prior to withholding any amount with respect to any payment to Sesen under this Agreement. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, including by providing or filing any relevant certificate or other document.

- 13 - All payments due to Sesen under the terms of this Agreement are expressed to be exclusive of value added tax (VAT). If VAT applies the VAT amount will be added to any payments under this Agreement. 8. Guarantees of Sesen (selbständige Garantieversprechen) Sesen grants to Roche independent guarantees for the facts and circumstances set out in this Article 8. All guarantees following hereinafter shall be given as of the Effective Date and the Closing Date, and Sesen shall cause such guarantees to be true and correct as of the Effective Date and the Closing Date. 8.1. Incorporation of Sesen Sesen is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, United States and has all requisite power and authority, corporate or otherwise, to own the Asset and to carry out its business and to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the Transaction does not and will not: (a) require any further consent or approval of any corporate body of Sesen; (b) violate any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it; or (c) conflict with, or result in a breach of, the articles of association or by-laws of Sesen. 8.2. Asset Sesen is entitled to freely dispose of the Asset as set forth in Article 2 without requiring the further consent of any Third Party and without such disposal being in conflict with any contractual rights of a Third Party. In particular, Sesen is not under any contractual obligation to any person, or entity that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations hereunder and has all power and authority under all instruments or agreements to which it is a party to enter into this Agreement and to perform its obligations hereunder. Sesen holds legal and economic title to the Asset. The Asset is free from any Lien or other contractual rights granted by Sesen to any Third Party. 8.3. Intellectual Property Rights and Know-How i. No other Patent Rights owned or Controlled by Sesen that Cover the Compounds and Products exist, except as listed in Appendix 1; and ii. Sesen has not entered into any agreements with Third Parties that grants any rights to develop or commercialize the Compounds and/or Products. To the actual knowledge of Sesen at the Effective Date, i. no litigation is pending or threatened in writing wherein Sesen is accused of infringing or otherwise violating any intellectual property rights or Patent Rights of Third Parties in relation to the Asset, nor has Sesen received written notice of any such infringement or violation; ii. all Sesen Patent Rights are validly existing, and no nullity procedure has been filed with respect to the Sesen Patent Rights; iii. Sesen did not breach any of its obligations under or any terms of the License Agreement; and

- 14 - iv. No compounds or compounds structures other than (i) the Compounds and (ii) the Products have been generated by Sesen under the License Agreement. 8.4. No Patent Applications relating to or Covering the Compounds and Products Sesen or any of its current or past officers, directors, contractors or employees have not filed, and Sesen or any of its current officers, directors, contractors or employees will not file, any patent applications relating to or Covering the Compounds and the Products, if any, claiming any inventions made by Sesen and/or Roche under the License Agreement. 8.5. Litigation Sesen is not involved in any kind of proceedings pending before courts or administrative agencies or arbitration tribunals relating to the Asset and Sesen has not received any written threat or has knowledge of any such (threatened) proceedings. 8.6. Full Disclosure To the best knowledge of Sesen, no information provided to Roche is knowingly misleading and no assets and information relating to the Asset provided by Sesen to Roche and the information previously given to Roche was knowingly withheld. To the best knowledge of Sesen, no information relating to the Asset has been knowingly withheld that could reasonably have had an influence on Roche’s decision to execute this Agreement. To the best knowledge of Sesen, no Sesen Know-How, other than the Sesen Know-How made available to Roche (pursuant to Section 5.2) and previously provided by Sesen to Roche prior to the Effective Date, has been knowingly withheld. 8.7. No Claims There are no claims or investigations, pending or threatened in writing against Sesen or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement or that would materially adversely affect Sesen’s ability to perform its obligations hereunder. 8.8. No Government Restrictions Except as set forth in Section 5.3, no consent, approval, order or authorisation of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Sesen in connection with the execution, delivery and performance of this Agreement by Sesen. 9. Indemnification by Sesen 9.1. Indemnification by Sesen In the event of any breach or non-fulfillment by Sesen of any of the guarantees set forth in Article 8 or a breach of this Agreement, Sesen shall be liable for putting Roche into the same position that it would have been in if the guarantee had been correct and/or the Agreement had not been breached, or, if and to the extent Sesen fails to cure the breach or non-fulfillment within a period of three (3) months after notification by Roche, to indemnify against and to hold Roche and its Affiliates and their directors, officers, employees and agents (“Roche Indemnitees”) harmless from damage, loss, liability, third party claims, and expense (including without limitation reasonable attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Roche Indemnitees become legally obligated to pay because of Sesen’s breach of this Agreement (collectively, “Damages”) incurred or

- 15 - suffered by Roche or its Affiliates, provided, however, that the Damages shall not include internal administration or overhead costs of Roche, loss of profit, loss of goodwill or reputational damage, punitive damages, and except to the extent such Damages are due to Roche’s breach of Roche´s obligations under this Agreement, and/or the gross negligence or willful misconduct or failure to act of the Roche Indemnitees. In addition to any rights of setoff or other similar rights that Roche or any of the Roche Indemnitees may have by law or otherwise, and notwithstanding anything to the contrary herein, Roche shall have the right to withhold and deduct any sum that is or may be owed to Roche or any Roche Indemnitee under this Section 9.1 from the Development Event Payment that would be otherwise payable in accordance with Section 11.1. Roche shall have the right, exercisable by delivery of written notice to Sesen, to set-off against the Development Event Payment payable by Roche pursuant to Section 11.1, an amount equal to the aggregate amount of all Damages relating to unpaid claims for indemnification made by Roche; provided, however, that if the amount of any Damages relating to claims for indemnification made by Roche that is setoff against the Development Event Payment is finally determined not to be owed to Roche or the Roche Indemnitees pursuant to the terms hereof, such setoff amount shall be promptly funded by Roche to Sesen and distributed as set forth in Section 11.1. 9.2. De Minimis Amount Except for claims related to Section 9.1 above, Sesen's liability shall only cover those cases in which Roche or its Affiliates, due to a breach of a guarantee or breach of this Agreement, suffer Damages exceeding two hundred thousand US dollars (US $ 200’000) (the "De Minimis Amount"). For the avoidance of doubt, in the event that Roche experiences Damages exceeding the De Minimis Amount, Roche shall be entitled to claim the full aggregated amount of its Damages in excess of the De Minimis Amount. 9.3. Exclusion of Liability Other than for claims related to Section 9.1 above, Sesen shall not be liable for, and Roche shall not be entitled to bring, any claim under or in connection with this Agreement if and to the extent Roche has, at the time such claim is asserted vis-à-vis Sesen, received full indemnification from a Third Party. In the event that Roche is in a position to bring such claims to Sesen and also to a Third Party, Roche shall first exhaust its claims against all Third Parties prior to bringing any claim against Sesen. 9.4. Forfeiture of Claims Unless explicitly stated otherwise in this Agreement, any claims by Roche for breach of guarantees under this Agreement shall be excluded and forfeited (verwirkt) unless and to the extent Roche delivers to Sesen a notice of breach in the period from the Closing Date until twenty (20) full calendar months from the Closing Date. If a notice of breach is delivered to Sesen on or before the applicable date set forth in the preceding paragraph, the relevant claim may be resolved after such date; provided, however, that the claim specified in such notice of breach shall nevertheless be excluded and forfeited (verwirkt) unless Roche initiates formal proceedings before the competent arbitral tribunal against Sesen with respect to such claim in accordance

- 16 - with Section 13.4 (Arbitration) within six (6) months after the date of the respective notice of breach. The notice of breach shall be delivered to Sesen promptly after Roche becoming aware of a breach of guarantee or receipt of any claim made or threatened to be made by any third party which may give rise to a claim for breach of guarantee. It shall include a description in reasonable detail of the facts then known about any claim for breach of guarantee and which shall specify the guarantee allegedly breached and shall state the amount of reasonably anticipated damage relating to such claim, as well as disclosing to Sesen all documents and information supporting such claim. Failure to deliver a notice of breach promptly after Roche becoming aware of such breach shall, if the notice has been given within the twenty (20) months´ time period set out above, not exclude Sesen's liability under this Agreement in connection with the relevant matter, but it shall be reduced to the extent a damage has been caused or aggravated by virtue of Roche's failure to give timely notice in accordance with this Agreement. 9.5. Overall Scope of Sesen’s Liability pursuant to this Agreement Sesen’s aggregate liability pursuant to this Agreement shall be limited to US Dollars forty million ($40’000’000). In the event of willful misconduct, fraudulent concealment or willful deceit, however, Sesen's liability shall not be limited. 9.6. Sole Remedy Roche agrees that its remedies with respect to any and all damages or loss incurred by it relating to the subject matter of this Agreement shall exclusively be governed by the provisions of this Agreement. Unless explicitly stated otherwise herein and to the extent legally permissible, all other statutory or contractual claims or remedies relating to the subject matter of this Agreement other than those on the grounds as stated in Section 9.1, are expressly excluded, in particular, any claims for reduction of the purchase price or improvement based on faultiness of the object of purchase, recession, challenge, damage claims for breaching an obligation in connection with the preparation or negotiation of this Agreement by the Parties or their representatives prior to the conclusion of this Agreement (culpa in contrahendo). 10. Guarantees of Roche 10.1. Representation Roche hereby guarantees by way of an independent guarantee (selbständiges Garantieversprechen) that a) it is a corporation duly incorporated, validly existing and in good standing under the laws of Switzerland and has all requisite power and authority, corporate or otherwise, to carry out its business, to own the Asset and to execute, deliver and perform this Agreement; b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the Transaction do not and will not (i) require any further consent or approval of any corporate body, (ii) violate any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or (iii) conflict with, or result in a breach of, the articles of association or by-laws of Roche; and

- 17 - c) is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder and that it has all power and authority under all instruments or agreements to which it is a party to enter into this Agreement and to perform its obligations hereunder. d) Roche has at the date hereof, and will have through to the Closing, funds sufficient to pay the Purchase Price and the Development Event Payment. All guarantees under this Article 10 shall be given as of the Effective Date and the Closing Date, and Roche shall cause such guarantees to be true and correct as of the Effective Date and the Closing Date. 10.2. Indemnification If Roche is in breach of the guarantee pursuant to this Article 10, Roche shall indemnify and hold harmless Sesen from any loss incurred by Sesen. All claims of Sesen arising under this Article 10 shall be time-barred after twenty (20) full calendar months from the Closing Date. For clarity, any breach by Roche of its obligations under Article 11 shall not be time barred. 11. Roche Obligations 11.1. Development Event Payment Roche shall pay to Sesen thirty million US Dollars (US$ 30’000’000) within thirty (30) days after achievement of the Development Event and upon receipt of an invoice (“Development Event Payment”). This obligation for Roche to make the Development Event Payment under this Section 11.1 expires on 31 December 2026 (“Payment Term”), together with Roche´s obligations set out in Sections 11.2 and 11.3. If Roche ceases the development of EBI-031 with regard to [**] despite its using Commercially Reasonable Efforts pursuant to Section 11.2, Sesen shall not be entitled to any further payments (contractual or otherwise) from Roche other than the payment made under Article 6 of this Agreement. 11.2. Diligence From the Closing Date until the Development Event Payment or the expiration of the Payment Term, whichever comes earlier, Roche shall use Commercially Reasonable Efforts to Initiate the first Phase III Study of EBI-031 in [**]. Except as expressly stated in this Section 11.2, Roche shall not have any diligence obligations with respect to the Asset. 11.3. Sesen´s Right to Information In order to enable Sesen to monitor the progress of the development of [**]: (a) From the Closing Date until the earlier of the (i) Development Event Payment, (ii) expiration of the Payment Term, or (iii) Roche´s notification to Sesen of its decision to cease the development of EBI-031 with regard to [**], Roche shall keep Sesen informed of its progress to develop EBI-031 in [**] through a written Summary Report, such Summary Report to be sent to Sesen within sixty (60) days after the end of each

- 18 - Calendar Year. Roche shall provide written notice to Sesen of the achievement of the Development Event within ten (10) business days after achieving such event. In the event that Roche ceases the development of EBI-031 with regard to [**] despite its using Commercially Reasonable Efforts, Roche will inform Sesen thereof within ten (10) business days after having made the decision to cease the development of EBI- 031 with regard to [**]. Any such information shall be sent to Sesen and shall be considered Confidential Information. (b) From the Closing Date until the earlier of the (i) Development Event Payment, (ii) expiration of the Payment Term, or (iii) Roche´s notification to Sesen of its decision to cease the development of EBI-031 with regard to [**], Sesen shall be entitled to request either a telephone conference call or a meeting within every full Calendar Year to verify if Roche uses Commercially Reasonable Efforts to develop the Product containing EBI-031 in [**]. The appointed person who is Roche´s point of contact with responsibility for facilitating communication and collaboration between the Parties shall facilitate any such telephone conference call or meeting with appropriate Roche employees. 12. Other Covenants 12.1. Assignment of Sesen Patent Rights Following Closing, Sesen shall execute such documents as Roche may reasonably request in order to assign and record the assignment of the Sesen Patent Rights. The responsibility and expense of preparing and filing all Sesen Patent Rights assignment documents and any actions required ancillary thereto shall be borne solely by Roche. 13. Miscellaneous 13.1. Confidentiality The Parties recognize that the Asset and the results derived from the development and commercialization of the Products constitute highly valuable and proprietary Confidential Information. Sesen agrees to keep confidential, and will cause its employees, consultants, Affiliates to keep confidential, all Confidential Information and will only disclose such Confidential Information in accordance with the terms of this Agreement. Each Party shall keep the terms and conditions of this Agreement as well as all information about the other Party and its business obtained in connection with this Agreement confidential, not use it for any purpose other than the performance of this Agreement and not disclose it to any third party, unless required by applicable law or binding order of a competent court or government authority, provided that following the Closing the foregoing restrictions shall not apply to Roche’s use of documents and information concerning the Asset furnished by Sesen hereunder to the extent such use and associated disclosure of documents and information is reasonably required to conduct any activities by Roche contemplated in this Agreement.

- 19 - For clarity, Sesen shall not issue any statement or press release relating to this Agreement and relating to the Compounds or Products. Sesen shall only issue a press releases and other oral or written public statements (including on the Sesen website, social media, etc), including all filings/submissions by Sesen to the SEC, (“Statements”) that are required to be issued by Sesen as a matter of law or are required for compliance with the rules of any stock exchange and Sesen has a competent legal opinion to that effect. Sesen shall provide Roche with a draft Statement at least two (2) weeks prior to its intended publication for Roche's review. During such period, Roche shall (i) approve the draft Statement and permit Sesen to issue the Statement or (ii) contact Sesen to discuss modification to the draft Statement. If Roche so asks for modification, then Sesen shall either make such modification or work with Roche to arrive at a Statement that Roche approves. If ad hoc release is required, Sesen shall immediately contact Luc Schnitzler or a delegate as instructed by Roche and to allow Roche to review and comment the Statement as outlined in the previous sentence. 13.2. Governing Law This Agreement shall be governed by and construed in accordance with the laws of Switzerland, excluding its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention). 13.3. Disputes Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows: For Sesen: CEO For Roche: Head of Roche Partnering 13.4. Arbitration All disputes arising out of or in connection with the present Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators. Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the Request for Arbitration within thirty (30) days of being requested to do so, or if the respondent should fail to appoint an arbitrator in its Answer to the Request for Arbitration within thirty (30) days of being requested to do so, the other Party shall request the ICC Court to make such appointment. The arbitrators nominated by the Parties shall, within thirty (30) days from the appointment of the arbitrator nominated in the Answer to the Request for Arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the Arbitral Tribunal. Should such procedure not result in an appointment within the thirty (30) day time limit, either Party shall be free to request the ICC Court to appoint the third arbitrator.

- 20 - Where there is more than one claimant and/or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator. In other respects the provisions of this clause shall apply. If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this clause. Basel-City shall be the seat of the arbitration. The language of the arbitration shall be English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation. This arbitration agreement does not preclude either Party seeking conservatory or interim measures from any court of competent jurisdiction including, without limitation, the courts having jurisdiction by reason of either Party's domicile. Conservatory or interim measures sought by either Party in any one or more jurisdictions shall not preclude the Arbitral Tribunal granting conservatory or interim measures. Conservatory or interim measures sought by either Party before the Arbitral Tribunal shall not preclude any court of competent jurisdiction granting conservatory or interim measures. In the event that any issue shall arise which is not clearly provided for in this arbitration agreement the matter shall be resolved in accordance with the ICC Arbitration Rules. 13.5. Assignment Other than explicitly stated otherwise in this Agreement, neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except to any of its Affiliates or in the context of a merger, acquisition, sale or other transaction involving all or substantially all of the Asset of the Party seeking to assign, in which case such Party in its sole discretion may assign its rights and obligations under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment to an Affiliate shall not relieve the assigning Party of any payment obligations hereunder. Notwithstanding the foregoing, following the Closing, Sesen shall be free to assign all or any portion of the Development Event Payment, rights to enforce the same, and any information rights hereunder to any Third Party without the consent of Roche. Sesen shall notify Roche of such assignment without undue delay. 13.6. Independent Contractor No employee or representative of either party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other party without said party's prior written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Sesen legal relationship to Roche under this Agreement shall be that of independent contractor. 13.7. Expenses and Fees Each Party shall bear its own costs and expenses in connection with the preparation, execution and implementation of this Agreement, including any and all professional fees of all of its advisers.

- 21 - 13.8. Unenforceable Provisions and Severability If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect. 13.9. Waiver The failure by either party to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective party to require such performance and/or observance. The waiver by either party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition. 13.10. Appendices All Appendices to this Agreement shall form an integral part to this Agreement. 13.11. Amendments No amendments of the terms and conditions of this Agreement shall be binding upon either party hereto unless in writing and signed by authorized representatives of the Parties. 13.12. Notice All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally recognized overnight courier providing evidence of delivery or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: if to Sesen, to: Sesen Bio, Inc. 245 First Street, Suite 1800 Cambridge, MA, Attn: Chief Executive Officer if to Roche, to: F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel Switzerland Attn: Legal Department And: Hoffmann-La Roche Inc. 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. Attn. Corporate Secretary or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

- 22 - 13.13. Counterparts; Electronic Signatures This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this Agreement by e- Signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures. As used in this Section, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.

- 23 - IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date. Sesen Bio, Inc. By: /s/ Thomas R. Cannell, DVM Name: Thomas R. Cannell, DVM Title: President and CEO F. Hoffmann-La Roche Ltd By: /s/ Urs Schleuniger By: /s/ Dorien Van Doninck Name: Dr. Urs Schleuniger Name: Dorien Van Doninck Title: Global Head Alliance & Asset Management Title: Legal Counsel Hoffmann-La Roche Inc. By: /s/ John Parise Name: John Parise Title: Authorized Signatory

- 24 - Appendix 1 Sesen Patent Rights Country Application No. Filing Date Australia 2013342163 08-Nov-2013 Brazil 112015010360-0 08-Nov-2013 Canada 2886987 08-Nov-2013 China (People's Republic) 201380058297.0 08-Nov-2013 European Patent Convention 13811641.3 08-Nov-2013 Hong Kong 15112251.2 08-Nov-2013 India 3499/DELNP/201 5 08-Nov-2013 Israel 238238 08-Nov-2013 Japan 2015-541951 08-Nov-2013 Korea, Republic of 10-2015- 7013671 08-Nov-2013 Mexico MX/a/2015/0058 31 08-Nov-2013 New Zealand 706377 08-Nov-2013 Patent Cooperation Treaty PCT/US2013/069 279 08-Nov-2013 Russian Federation 2015121755 08-Nov-2013 Singapore 11201502876R 08-Nov-2013 South Africa 2015/03146 08-Nov-2013 United States of America 61/723972 08-Nov-2012 United States of America 61/831699 06-Jun-2013 United States of America 14/508068 07-Oct-2014 Country Application No. Filing Date Patent Cooperation Treaty PCT/US2015/059 532 06-Nov-2015 United States of America 62/077105 07-Nov-2014 United States of America 62/087448 04-Dec-2014 United States of America 62/247705 28-Oct-2015 Country Application No. Filing Date United States of America 62/298774 23-Feb-2016 Any patents issuing on such patent applications listed above, and further including any patents and patent applications claiming priority from the patents and patent applications listed above and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation- in-part of any of the foregoing.

- 25 - Appendix 2 Sequence of EBI-031, [**], [**] and [**] Description Sequence [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**]